EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended May 31, 2009, the Cookson Peirce Core Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$107,913	$4,510	$(112,423)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended May 31, 2009, the Marketfield Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$121,681	$3,828	$(125,509)

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2009, the Grubb & Ellis AGA Realty Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(5,346)	$20,665	$(15,319)

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2009, the Grubb & Ellis AGA U.S. Realty Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(588)	$588	-

The reclassifications have no effect on net assets or net asset value per share.

For the period ended May 31, 2009, the Grubb & Ellis AGA International Realty Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed	Accumulated Net
Net Investment	Realized
Income/(Loss)	Gain/(Loss)	Paid-in Capital
$(1,938)	$1,938	-

The reclassifications have no effect on net assets or net asset value per share.